Exhibit (h)(2)(b)

Amendment to Amended and Restated Transfer Agency and Services Agreement

Dated June 3, 2009

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of September 30, 2011 by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Transfer Agency and Services Agreement (the “Agreement”) dated June 3, 2009 and effective June 15, 2009;

WHEREAS, the Board of Trustees of the Fund approved on June 9, 2011, the Forward Global Credit Long/Short Fund, a new series of the Fund, effective September 30, 2011;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect revised Schedule A-1 – List of Portfolios;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedules A-1 – List of Portfolios. Schedule A-1 is replaced in its entirety with the attached Schedule A-1.

2.	Remainder of the Agreement. All services under Section 1 of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:	/s/ Jeremy O. May	By:	/s/ Robert S. Naka
Name: Jeremy O. May		Name: Robert S. Naka
Title: President		Title: Vice President Funds

SCHEDULE A-1

To the Amended and Restated Transfer Agency and Service Agreement

Fund Group I and Fund Group III Portfolios and Classes List

As of September 30, 2011

Portfolio	Open Classes of Shares
Forward Banking and Finance Fund	Investor Class Class A Class C

Forward Commodity Long/Short Strategy Fund	Investor Class Institutional Class Class C Class Z

Forward Credit Analysis Long/Short Fund	Investor Class Institutional Class Class A Class C Class M

Forward EM Corporate Debt Fund	Investor Class Institutional Class Class C

Forward Emerging Markets Fund	Investor Class Institutional Class Class M

Forward Focus Fund	Investor Class Institutional Class Class A

Forward Global Credit Long/Short Fund	Investor Class Institutional Class Class C Class M

Forward Global Infrastructure Fund	Investor Class Institutional Class Class A Class B Class C Class M

Forward Growth Fund	Investor Class Institutional Class Class A Class C

Forward International Dividend Fund	Investor Class Institutional Class Class M

Forward International Real Estate Fund	Investor Class

Institutional Class Class A Class C Class M

Forward International Small Companies Fund	Investor Class Institutional Class Class A Class M

Forward Large Cap Equity Fund	Investor Class Institutional Class Class A

Forward Real Estate Fund	Investor Class Institutional Class Class A Class C

Forward Real Estate Long/Short Fund	Investor Class Institutional Class Class A Class B Class C Class M

Forward Select EM Dividend Fund	Investor Class Institutional Class Class M Class C

Forward Select Income Fund	Institutional Class Class A Class B Class C Class M

Forward Small Cap Equity Fund	Investor Class Institutional Class Class A Class M

Forward Tactical Enhanced Fund	Investor Class Institutional Class Class A Class C Class M

Forward Tactical Growth Fund	Investor Class Institutional Class Class A Class C Class M